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                                                                   Exhibit 10.20

              ASSIGNMENT OF LEASE BY LESSOR WITH CONSENT OF LESSEE

This Assignment made this first day of November 2004, by FLAVIN VENTURES, LLC, a Delaware Limited Liability Company ("Assignor") to BIOSTART PROPERTY GROUP, LLC, a Delaware Limited Liability Company ("Assignee").

For value received, Assignor assigns and transfers to Assignee that lease, dated October 1, 2003, executed by assignor as lessor and by ADVANCED LIFE SCIENCES, INC., an Illinois Corporation ("Lessee"), of the following described premises:
1440 DAVEY ROAD, WOODRIDGE, ILLINOIS, together with all right, title, and interest in and to the lease and premises, subject to all the conditions and terms contained in the lease, to have and to hold throughout the term of that lease.

A copy of the lease is attached hereto as EXHIBIT A and made a part hereof by reference.

Assignor covenants that it is the lawful and sole owner of the interest assigned hereunder; that this interest is free from all encumbrances; and that it has performed all duties and obligations required under the terms and conditions of the lease.

Assignee agrees to collect all rent due after the effective date of this assignment, and to assume and perform all duties and obligations required by the terms of the lease.

Flavin Ventures, LLC                          BioStart Property Group, LLC
(Assignor)                                    (Assignee)

By:    /s/ Michael T. Flavin                  By:    /s/ John L. Flavin
   ----------------------------                  ----------------------
Name:  Michael T. Flavin, Ph.D.               Name:  John L. Flavin
Title: Member                                 Title: Member
Date:  November 1, 2004                       Date:  November 1, 2004

CONSENT OF LESSEE

Advanced Life Sciences, Inc, an Illinois Corporation ("Lessee") named in the above assignment of that lease executed on October 1, 2003, consent to that assignment. Lessee also consents to the agreement by Assignee to assume after October 31, 2004, the collection of rent and performance of all duties and obligations as set forth in the lease.

Advanced Life Sciences, Inc
(Lessee)

By:    /s/ R. Richard Wieland, II
   ------------------------------
Name:  R. Richard Wieland II
Title: Chief Financial Officer
Date:  November 1, 2004

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                                                                       EXHIBIT A


                                 LEASE AGREEMENT

                                     BETWEEN

                               FLAVIN VENTURES LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                   (LANDLORD)

                                       AND

                          ADVANCED LIFE SCIENCES, INC.

                             AN ILLINOIS CORPORATION

                                    (TENANT)

                                1440 DAVEY ROAD,
                               WOODRIDGE, ILLINOIS

                             DATED: OCTOBER 1, 2003

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                               EXHIBITS AND RIDERS

     The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A       -     FLOOR PLAN OF THE PREMISES

EXHIBIT B       -     THE LAND

EXHIBIT C       -     RENT SCHEDULE

RIDER NO. 1     -     RULES AND REGULATIONS

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("this Lease") is made and entered into by and between FLAVIN VENTURES, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ADVANCED LIFE SCIENCES, INC., AN ILLINOIS CORPORATION ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

           ARTICLE 1- BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

     Section 1.1 Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.1 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.1.

A.    Premises:                            The portion of the Building, presently known as 1440 Davey Road, as said space is identified by diagonal lines or shaded area on the floor plans attached hereto as Exhibit
                                           A.

B.    Building:                            The building commonly known as 1440 Davey Road, Woodridge, Illinois.

C.    Land:                                That certain parcel of real estate described in Exhibit B attached hereto.

D.    Project:                             The Land and all improvements thereon, including the Building and all Common Areas.

E.    Commencement Date:                   That certain date on which the Term shall commence, as determined pursuant to the provisions of Article 3 hereof.

F.    Expiration Date:                     The last day of the fifth (5th) Lease Year (defined below).

G.    Term:                                Five (5) Lease Years. The first "Lease Year" shall be the period from the Commencement
                                           Date to the last day of the twelfth (12th) full calendar month following the calendar month in which the Commencement Date occurs. Thereafter, each consecutive twelve (12)
                                           calendar month period shall constitute one (1) Lease Year. Notwithstanding anything contained herein to the contrary, if the Commencement Date occurs on the first (1st) day of a calendar month, the first Lease Year shall be twelve (12) full calendar months.

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
                                           The term may be renewed by sixty (60) days prior written notice by Tenant.

H.    Rentable Area of the Premises:       Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the
                                           Premises shall be deemed to be 15,000 square feet.

I.    Rentable Area of the Building:       Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the
                                           Building shall be deemed to be 15,000 square feet.

J.    Tenant's Share:                      36.6% of the Building

K.    Rent:                                The Base Rent and any Additional Rent.

L.    Base Rent:                           The Base Rent shall be the amounts set forth on the Base Rent Schedule attached hereto as
                                           Exhibit C, subject to such increases as may be provided herein.

M.    Additional Rent:                     The Additional Rent shall be all other sums due and payable by Tenant under the Lease, including, but not limited to, Tenant's Share of Operating Costs.

N.    Intentionally deleted

0.    Tenant's Permitted Uses:             Tenant may use the Premises for general office and laboratory purposes.

P.    Security Deposit:                    As set forth in Article 21 herein.

Q.    Landlord's Address for Notice:       Flavin Ventures, LLC
                                           1440 Davey Road, Woodridge, Illinois 60517
                                           Attention: Patrick Flavin

R.    Landlord's Address for Payment:      Flavin Ventures, LLC
                                           1440 Davey Road, Woodridge, Illinois 60517
                                           Attention: Patrick Flavin

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
V.    Tenant's Address for Notice:         Advanced Life Sciences
                                           1440 Davey Road, Woodridge, Illinois 60517

                    ARTICLE 2 - PREMISES AND QUIET ENJOYMENT

     Section 2.1 Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations (as set forth in Rider No. 1 of the Lease) the Common Areas. Tenant shall be subject to the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, restrictive covenants, easements and other encumbrances now or hereafter affecting the Premises or the Project ("Encumbrances").

     Section 2.2 Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all Encumbrances.

                      ARTICLE 3 - TERM; COMMENCEMENT DATE;
                       DELIVERY AND ACCEPTANCE OF PREMISES

     Section 3.1    The Commencement Date shall be October 1, 2003.

     Section 3.2 Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises or such portion in its as is condition as suitable for the purposes for which the Premises are leased hereunder and the needs of Tenant, and (b) have waived any rights or claims arising from any defects in the Premises and the Project.

                                ARTICLE 4 - RENT

     Section 4.1 Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent and the Additional Rent payable under Article 5 hereof shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installments of Base Rent and such Additional Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

     Section 4.2 All installments of Rent which are not paid within five (5) days after their due date shall be subject to a late charge of five percent (5%) of the amount of the late payment and shall further bear interest until paid at a rate per annum (the "Interest Rate") equal to the greater of fifteen percent (15%) or four percent (4%) above the prime rate of interest from time to time listed in the Wall Street Journal; provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the State of Illinois, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

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     Section 4.3    Base Rent shall increase by 5% each year on the anniversary of the Commencement Date.

                           ARTICLE 5 - OPERATING COSTS

     Section 5.1 Concurrently with the first payment of Base Rent hereunder and on the first day of each calendar month during the Term, Tenant shall pay to Landlord, as Additional Rent, an amount ("Tenant's Operating Costs Payment") of money equal to Tenant's Share of Operating Costs, for each year or fractional year during the Term, such amount to be calculated and paid as follows:

     A. Within sixty (60) days following the Commencement Date, and on the first day of January of each year during the Term thereafter, or as soon thereafter as is practicable, Landlord may furnish Tenant with a statement ("Landlord's Operating Costs Estimate") setting forth Landlord's reasonable estimate of Operating Costs as adjusted pursuant to Section 5.3 for the forthcoming year and Tenant's Operating Costs Payment for such year, as adjusted pursuant to Section 5.3. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment as estimated on Landlord's Operating Costs Estimate. If during any calendar year actual Operating Costs differ from Landlord's Operating Costs Estimate for such calendar year, Landlord may send Tenant a revised Landlord's Operating Costs Estimate, and, upon receipt thereof, Tenant shall thereafter make monthly payments as set forth in the revised Landlord's Operating Cost Estimate. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term, then (a) until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Section 5.1 for the month of December of the preceding year, and (b) promptly after Landlords' Operating Costs Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after the delivery of Landlord's Operating Costs Estimate, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant (or if there is no further installment of Tenant's Operating Costs Payment due by Tenant, then Landlord shall remit such overpayment directly to Tenant), and (iii) on the first day of the calendar month following the month in which Landlord's Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Landlord's Operating Costs Estimate.

     B. On the last day of March of each year during the Term (beginning on the last day of March of the first year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Costs as adjusted pursuant to Section 5.3, for the preceding year. Within thirty (30) days after Landlord's giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Operating Costs Payment for such preceding year as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant (or if

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there is no further installment of Tenant's Operating Costs Payment due by
Tenant, then Landlord shall remit such overpayment directly to Tenant).

     C. If the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Expiration Date occurs, shall be prorated so that Tenant shall pay that portion of Tenant's Operating Costs Payment for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.1 shall survive the Expiration Date or any sooner termination provided for in this Lease.

     Section 5.2 A. For purposes of this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all or any portion of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include, without limitation, the following: (a) Wages, salaries, benefits and fees (including all reasonable education, travel and professional fees) of all personnel or entities engaged in the operation, repair, maintenance, management, or safekeeping of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, maintenance and security of the Project; (b) Cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project. Such cost shall include the rental of personal property and equipment used by Landlord's personnel and others in the maintenance and repair of the Project; (c) Cost of utilities for the Project, including water, sewer, gas, fuel and Common Area power, electricity, lighting and air-conditioning, heating and ventilating;
with Tenant to separately pay the utility service costs for the Premises as provided in Section 6.2 herein, (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants' fees in connection with such insurance and, with respect to any claim under such insurance, the amount of any deductible; (e) All Taxes; and (f) all community maintenance fees. For purposes hereof, the term "Taxes" shall mean, all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation; including any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. Tenant acknowledges that Taxes "for" a given calendar year are those Taxes which accrue and are assessed for the Project in such calendar year even if paid in a later year. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes. Notwithstanding the foregoing, any (A) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (B) transfer taxes assessed

                                        5
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against Landlord or the Project or both, (C) penalties or interest on any late payments of Landlord and, (D) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law; (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues;
(g) Cost of non-capitalized repairs and general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties); (h) Amortization of the cost of improvements or equipment which are capital in nature and which
(i) are for the purpose of reducing Operating Costs for the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord, or (ii) enhance the Project for the general benefit of tenants or occupants thereof, or (iii) are required by any governmental authority, or (iv) replace any Building equipment needed to operate the Project at the same quality levels as prior to the replacement. All such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Project; (i) the Project management office rent or rental value of the Project management office and any conference rooms of the Building made available by Landlord for common use by tenants of the Building; and (j) a management fee (whether or not Landlord engages a manager for the Project or manages the Project with Landlord's personnel) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project.

     B. "Operating Costs" shall not include (a) specific costs for any capital repairs, replacements or improvements, except as provided above; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemner, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);
(d) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (e) interest or amortization payments on any mortgages; (f) net basic rents under ground leases; (g) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; or (h) costs specially billed to and paid by specific tenants. There shall be no duplication of costs or reimbursements.

     Section 5.3 If the Building is not fully occupied (meaning one-hundred percent (100%) of the Rentable Area of the Building) during any full or fractional year of the Term, components of the actual Operating Costs which vary with the level of occupancy shall be adjusted for such year to an amount which Landlord estimates would have been incurred in Landlord's reasonable judgment had the Building been fully occupied.

                        ARTICLE 6 - INTENTIONALLY DELETED

                        ARTICLE 7 - SERVICES OF LANDLORD

     Section 7.1 A. During the Term, on each Business Day (as defined in
Article 27), Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building Standard bathrooms and drinking water; (b) permit Tenant to use Central systems, such as then existing feeders and risers, to obtain electrical power from the utility supplier sufficient for lighting the Premises and for the operation

                                        6
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therein of equipment which consume a reasonable amount of watts per square foot of Rentable Area of the Premises; (c) heating, ventilating or air-conditioning, as appropriate, to the Premises and the Common Areas of the Project, during Business Hours; (d) electric lighting for the Common Areas; (e) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations, the type of facilities, and other limitations of such loading facilities; and (f) All services referred to in this Section 7. 1A shall be provided by Landlord and paid for by Tenant as part of Tenant's Operating Costs Payment. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's reasonable excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses or (iv) interfere with or disturb other tenants or occupants of the Building.

     B. If Tenant requires services, routinely supplied by Landlord for hours or days in addition to the hours and days specified in Section 7.1A, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service; provided however, that, if any other tenants in the Building served by the equipment providing such additional service to the Premises request that Landlord concurrently provide such service to such other tenants, the cost of Landlord's providing such additional and concurrent service shall be prorated among all of the tenants requesting such service. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five
(5) days after demand from Landlord, taken such steps, at Tenant's expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand as Additional Rent.

     Section 7.2 Although Landlord permits Tenant to use the Central systems as more fully provided in Section 7.lA above, except as set forth in Section 7.1A, Landlord shall not be obligated to furnish utility services to the Premises. Tenant shall make all necessary arrangements with the public utility or alternative utility service suppliers ("Suppliers") supplying electric, gas, telephone, cable or other utility services to the Premises, and shall be subject to the rules and regulations of the Suppliers of such services and the rules and regulations of any municipal or other governmental authority regulating the business of providing such services. Tenant shall be responsible for contracting promptly and directly with such Suppliers and for paying all deposits for, and all costs relating to, such services, so that services are available to the Premises for Tenant's use on the Commencement Date. Tenant shall cooperate with Landlord and Suppliers at all times and, as reasonably necessary, shall allow Landlord and the Suppliers reasonable access to the lines, feeders, risers, wiring, pipes, meters and any other machinery within the Premises.

     Section 7.3 Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the utility services furnished to the Premises, or if the quantity or character of the utility services supplied by the Suppliers is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, will entitle Tenant to any abatement or diminution of Rent or relieve Tenant from any of its obligations under this Lease. Should any malfunction of any systems or facilities occur

                                        7
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within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service. Notwithstanding the foregoing, in the event there is failure, delay or interruption of utility services due to any event covered by rent loss insurance which is not caused by Tenant or its agents, employees, representative, contractors, sublessees, licensors or invitees and which causes the Premises (or any portion thereof) to be untenantable or prohibits access to the Premises, and as a result of either occurrence, Tenant in fact ceases to use the Premises (or any portion thereof) for a period in excess of five (5) consecutive Business Days, then commencing on the sixth (6th) consecutive Business Day of such untenantability and non-use, Rent payable by Tenant for the untenantable portion of the Premises shall be abated until the earliest to occur of (a) the date such failure, delay or interruption is remedied, (b) the date the Premises are again tenantable or (c) the date Tenant resumes use of the Premises.

                      ARTICLE 8 - ASSIGNMENT AND SUBLETTING

     Section 8.1 Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord, which consent, subject to the provisions of Section
8.4 below, shall not be unreasonably withheld or delayed. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto, which consent, subject to the provisions of Section 8.4 below, shall not be unreasonably withheld or delayed.

     Section 8.2    An assignment of this Lease shall be deemed to have occurred
(a) if in a single transaction or in a series of transactions more than 50% in interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant, or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause 8.2(a) above) shall not be included in the calculation of such 50% interest in clause (a) above.

     Section 8.3 Notwithstanding anything to the contrary in Section 8.1, upon ten (10) days' prior written notice to Landlord and approval by Landlord, which approval shall not be unreasonably withheld, Tenant may (a) sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to a successor corporation or other entity into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have a net worth at least equal to the net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles, and (ii) Tenant shall provide in its notice to Landlord the information required in
Section 8.4. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

     Section 8.4 If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than the time required for notice under Section 8.3 in the case of an assignment or subletting to a related or successor entity as more fully

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

provided under Section 8.3, or thirty (30) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.3, Landlord shall have a reasonable amount of time following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then fifty percent (50%) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or
(iii) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. The parties agree that Landlord may reasonably refuse to consent to an assignment or subletting if the proposed assignee or subtenant is not consistent with the standards of a high quality office and laboratory building or that will impose an excessive demand on or use of the facilities or services of the Building, is a current tenant or subtenant of the Project or is a prospective tenant to whom Landlord has offered to lease space in the Project; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its approval and shall not be deemed exclusive of any permitted reasons for reasonably withholding approval, whether similar or dissimilar to the foregoing examples. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if (i) an Event of Default by Tenant then exists under this Lease, or (ii) such assignment or subletting would cause a default under another lease in the Building or under any Encumbrance, or (iii) any portion of the Building or Premises would likely become subject to additional or different laws as a consequence of the proposed assignment or subletting. Whether or not Landlord approves of a proposed assignment or sublet, Tenant agrees to reimburse Landlord as Additional Rent for reasonable and customary legal fees, a reasonable administrative fee and any other reasonable costs incurred by Landlord in connection with any proposed assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

     Unless otherwise agreed to in writing by Landlord, no such assignment or sublease shall release Tenant from any of its obligations under this Lease.

     Section 8.5 A. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively the "Trustee") in any proceeding under Title 11 of the United State Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

     B. The Trustee shall have the right to assume or assign Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under the Lease. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

     Section 8.6 The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances of any such title or interest, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project, or portions thereof on interest therein, without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease

                               ARTICLE 9 - REPAIRS

     Section 9.1 Except for ordinary wear and tear, Landlord shall perform all maintenance and make all repairs and replacements to the Premises (including the Leasehold Improvements). Tenant shall pay to Landlord as Additional Rent the cost for (a) all maintenance, repairs and replacements within the Premises (including the Leasehold Improvements), other than (i) repairs and replacements necessitated by the willful misconduct or negligence of Landlord or its agents, employees, contractors, invitees or licensees to the extent the cost thereof is not collectible under Tenant's insurance, or, if Tenant is not carrying all of the insurance described in Section 14.1A, to the extent such cost would not be covered by the insurance described in Section l4.1A, if the same were in effect,
(ii) maintenance, repairs and replacements to the Central systems of the Building located within the Premises; and (iii) services of Landlord described under Article 6 above to the extent the costs of such services are included within Operating Costs; and (b) all repairs and replacements necessitated by damage to the Project (including the Building structure and the Central systems of the Building within the Premises) caused by Tenant or its agents, contractors, invitees and licensees but only to the extent the cost thereof is not collectible under Landlord's insurance, or, if Landlord is not carrying all of the insurance described in Section 14.2, to the extent that such cost would not be covered by the insurance described in Section 14.2 if the same were in effect. Amounts payable by Tenant pursuant to this Section 9.1 shall be payable within thirty (30) days after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant.

     Section 9.2 Subject to the provisions of Section 15 hereinbelow, Landlord shall maintain and make all necessary repairs to the foundations, roof, exterior walls, and structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems comprising the Central systems of the Building and the Common Areas of the Building, except that the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant.

                            ARTICLE 10 - ALTERATIONS

     Section 10.1 Tenant shall not at any time during the Term make any alterations (including "Specialty Alterations" defined below) to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold or delay; provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or the Project including but not limited to signage, which will or are likely to cause any weakening of any part of the structure of the Premises, the Building or the Project or which will or are likely to cause damage or disruption to the Central Building systems or which are prohibited by any underlying ground lease or mortgage. "Specialty Alterations" are defined as alterations consisting of kitchens, executive bathrooms, raised computer floors, computer, telephone and telecommunications wiring and cabling in the Premises and Building, computer installations, supplemental air conditioning systems, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters, and other alterations of a similar character which Landlord designates as Specialty Alterations by written notice delivered to Tenant when Landlord approves Tenant's plans containing such alterations. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.1 or for any other reason reasonably deemed sufficient by Landlord. Tenant shall select and use only contractors, subcontractors or other repair personnel from those listed on Landlord's approved list maintained by Landlord in the Project management office. Upon Tenant's receipt of written approval from Landlord and any required approval of any mortgagee or lessor of Landlord, and upon Tenant's payment to Landlord of the reasonable costs incurred by Landlord for such review and approval (including a reasonable fee for the actual time spent by employees of Landlord), Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10. All alterations shall be made at Tenant's sole cost and expense.

     Section 10.2 All construction, alterations, including Specialty Alterations, and repair work done by or for Tenant pursuant to any provision of this Lease shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central systems of the Building; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of building standard water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner; and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

     Section 10.3 All leasehold improvements, alterations, including Specialty Alterations, and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without damage to the Premises or the Building ("Tenant's Property")) and shall not be removed without Landlord's written consent. Tenant agrees to remove, at its sole cost and expense, all of

Tenant's Property, and, if directed to or permitted to do so by Landlord in writing, all, or any part of, the leasehold improvements, alterations, including Specialty Alterations, and other physical additions made by Tenant to the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair (which shall include closing up any slab penetrations in the Premises in a good and workmanlike manner), or promptly reimburse Landlord for the cost of repairing, closing any such slab penetrations and all damage done to the Premises or the Building by such removal. Tenant shall notify Landlord of its intention to effect the closing of any such slab penetrations at least 30 days prior to commencing such closings. Any leasehold improvements, alterations, including Specialty Alterations, or physical additions made by Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. If Tenant fails to remove any of Tenant's Property by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations, including Specialty Alterations, and other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.3 shall survive the expiration or any earlier termination of this Lease.

                               ARTICLE 11 - LIENS

     Section 11.1 Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant. Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of Illinois to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within ten (10) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

                    ARTICLE 12 - USE AND COMPLIANCE WITH LAWS

     Section 12.1 The Premises shall be used only for the uses specifically set forth in Section 1.10 and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in Section 1.10 hereof shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by law.

     Section 12.2 Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a), (b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

     Section 12.3 As used herein, the term "Hazardous Substance" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Illinois, or the United States Government, including, but not limited to (i) any material or substance which is defined or designated as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of Illinois or federal law; (ii) oil or petroleum; (iii) asbestos and asbestos-containing materials; (iv) polychlorinated biphenyls; and (v) radioactive material. Except for Hazardous Substances which are used, stored and disposed of in accordance with the manufacturer's instructions and all applicable laws, codes, regulations, orders and ordinances, Tenant shall not, nor shall Tenant permit any third party, to use, store, generate, treat, release or dispose at, on or under the Premises, Building or Land, any Hazardous Substance, and any such action shall constitute a default under this Lease. Tenant shall indemnify, defend and hold Landlord, any managing agents and leasing agents of the Building, and their respective agents, partners, officers, directors and employees, harmless from all damages, costs, losses, expenses (including, but not limited to, attorneys' fees, consulting fees and engineers' fees) arising from or attributable to any breach by Tenant of the covenants contained in this Section 12.3. Tenant's indemnification obligations hereunder shall survive the termination or expiration of this Lease.

                        ARTICLE 13 - DEFAULT AND REMEDIES

     Section 13.1 The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this
Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant notice of past due Rent; (b) if Tenant fails to pay Rent on time more than twice in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period; (c) if the Premises become vacant, deserted, or abandoned for more than ten (10) consecutive days or if Tenant fails to take possession of the Premises on the Commencement Date or promptly thereafter; (d) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien or post such security with Landlord as is required by Article 11; (e) if Tenant violates the provisions of Article 8 by attempting to make an unpermitted assignment or sublease; (f) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure; (g) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (h) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (i) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; (j) if Tenant fails to originally post or thereafter restore the Security Deposit as required pursuant to Article 20 hereof; or (k) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause, a default under any mortgage, underlying lease, tenant leases or other agreements applicable to the Project.

     Section 13.2 Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant, Tenant hereby expressly waiving the requirement of service of any statutory notice or demand as a condition precedent to Landlord's exercising any of the following rights: (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right, without notice or demand, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of
(1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the total Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of eight percent (8%) per annum, minus the fair market rental value on a net basis of the balance of the Term as of the time of such default, discounted to the then present value at a rate of eight percent (8%) per annum (but in no event shall the result thereof be less than zero for the purposes of this Section); and (4) all other sums of money and damages owing by Tenant to Landlord; or (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or for damages; or (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any reasonable expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

     Section 13.3 No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be construed as an obligation upon Landlord to mitigate Landlord's damages under the Lease, except to the extent required by law.

     Section 13.4 No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

     Section 13.5 The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in connection with an Event of Default and the enforcement of this Lease, including all attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.

                             ARTICLE 14 - INSURANCE

     Section 14.1 A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) commercial general public liability insurance including personal injury, bodily injury, broad form property damage; (b) Workers' Compensation, in form and amount as required by applicable law; and (c) any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord, may reasonably require, from time to time, in form or in amount. (d) If Tenant performs any repairs or alterations in the Premises, during the period such repairs or alterations are being performed, Tenant shall have builder's risk insurance for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises

     Section 14.2 Landlord shall insure the Building against damage with casualty and commercial general public liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Premises Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

     Section 14.3 Tenant shall not conduct or knowingly permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of property insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's casualty and liability insurer. If any invalidation of coverage or increase in the rate of property insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

     Section 14.4 Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss (i) to the extent that such injury or loss is covered by fire, extended coverage or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease) and (ii) including death or disease to respective employees of either as covered by Workers' Compensation (or would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation

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or, any other waiver or release contained in this Lease. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant if necessary to ensure the enforcement of said waivers on behalf of insurers who may otherwise assume the rights of Landlord or Tenant.

                   ARTICLE 15 - DAMAGE BY FIRE OR OTHER CAUSE

     Section 15.1 Except as otherwise expressly provided in this Article 15, if the Building (or any portion thereof), or the Premises, is damaged or destroyed during the Term, Landlord shall diligently repair or restore the Building or the Premises, as the case may be, as soon as reasonably possible to substantially the condition in which the Building or the Premises, as the case may be, existed immediately prior to such damage or destruction.

     Section 15.2 If continuation of Tenant's business from the Premises (or a portion thereof) is not practical pending reconstruction of the Building (or portion thereof), or the Premises, as the case may be, Rent due and payable hereunder shall equitably abate for the portion of the Premises which is unusable by Tenant for the period commencing with the date of such casualty until the earlier of the date that reconstruction is substantially completed or that Tenant resumes the conduct of its business from such portion of the Premises.

     Section 15.3 If there is damage or destruction to the Building (whether or not such damage affects the Premises) or to the Premises, to the extent that Landlord reasonably determines that the Building or the Premises, as the case may be, cannot be fully repaired or restored by Landlord within one-hundred eighty (180) days from the date of the casualty, said determination to be delivered to Tenant in writing within sixty (60) days of such casualty, Landlord and (solely in the event that the Premises is damaged or destroyed) Tenant shall have the option, upon written notice delivered to the other party within fifteen
(15) days of Landlord's written notice, to terminate this Lease. If Landlord determines that the Building or the Premises, as the case may be, can be fully repaired or restored within such one-hundred eighty (180) day period, or if it is determined that such repair or restoration cannot be made within such period, but neither party elects to terminate this Lease within the aforementioned fifteen (15) days, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage or destruction as soon as reasonably possible.

     Section 15.4 Notwithstanding anything contained herein to the contrary, in the event the damage or destruction of a material portion of the Building or the Premises, as the case may be, is not fully covered by the insurance proceeds received by Landlord, or if there are insufficient proceeds after any required payments to mortgagees or lessors, Landlord may, within sixty (60) days of such casualty, terminate this Lease by written notice to Tenant, effective as of the date of such casualty. If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Building shall be diligently repaired and restored in accordance with Section 15.1 hereof.

     Section 15.5 If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

     Section 15.6 Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Project. If the Premises are damaged by any casualty, Tenant shall pay to Landlord that amount of Tenant's insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage.

     Section 15.7   In the event of termination of this Lease pursuant to
Article 15, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

                            ARTICLE 16 - CONDEMNATION

     Section 16.1 If the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the date the condemning authority takes possession.

     Section 16.2 If any portion of the Building or Common Areas shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's judgment, is such that the Building or Common Areas cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

     Section 16.3   Intentionally Deleted.

     Section 16.4 If a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and unless Landlord exercises its option to terminate this Lease pursuant to Section 16.2, this Lease shall remain in full force and effect as to the remainder of the Premises.

     Section 16.5 In the event of termination of this Lease pursuant to the provisions of Article 16, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

     Section 16.6 All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

     Section 16.7 If any portion of the Project other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

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                          ARTICLE 17 - INDEMNIFICATION

     Section 17.1 Tenant shall, and hereby agrees to, indemnify and hold Landlord, its agents and their respective employees harmless from any damage to any property or injury to, or death of, any person arising from the use or occupancy of the Common Areas and the Premises by Tenant, its agents, employees, representatives, contractors, successors, assigns, licensees, or invitees, except to the extent such damage is caused by the negligence or willful misconduct of Landlord, its agents, or their respective employees. Tenant hereby waives all claims against Landlord, its agents and their respective employees for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than to the extent by reason of the gross negligence or willful misconduct of Landlord, its agents, or their respective employees including, but not limited to, any injury or damage to persons or property resulting from the condition or design of, or any defect in, the Building or its mechanical systems or equipment which may exist or occur or from any fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other similar cause, or any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused solely by the gross negligence or willful misconduct of Landlord, its agents, or their respective employees) or by any private, public or quasi-public work. Tenant, for itself and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the condition of the Project or any part thereof. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damage to any property or injury to, or death of any person arising from any occurrence in the Common Areas of the Project to the extent any such damage, injury or death is the result of the gross negligence or willful misconduct of Landlord, its agents, or their respective employees and to the extent not covered by Tenant's insurance. The foregoing indemnities shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by the indemnified party in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. If Landlord, its agents, or their respective employees are made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord, its agents, or their respective employees are not finally adjudicated to be solely at fault, then Tenant shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon Landlord, its agents, and their respective employees because of any such litigation, and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord, its agents, and their respective employees.

              ARTICLE 18 - SUBORDINATION AND ESTOPPEL CERTIFICATES

     Section 18.1 This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self- operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises. This Lease is further subject and subordinate to: (a) all applicable ordinances of any government authority having jurisdiction over the Project, relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility easements and agreements, now or hereafter created for the benefit of the Project.

     Section 18.2 Notwithstanding the generality of the foregoing provisions of Section 18.1, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord (and then only if such Security Deposit has been deposited with and is under the control of the Successor Landlord), (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.5 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that Landlord shall use its reasonable efforts to require that such agreement provide that upon such attornment as long as Tenant is not in default hereunder, Tenant's possession of the Premises under this Lease shall not be disturbed.

     Section 18.3 Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord.

Landlord agrees periodically to furnish, when reasonably requested in Writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

     Section 18.4 No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

                     ARTICLE 19 - SURRENDER OF THE PREMISES

     Section 19.1 Upon the Expiration Date or earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to Section 13.2(b), Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (provided that Tenant's improvements were made with Landlord's consent), reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall, pursuant to Section 10.3 hereof, remove all of Tenant's Premises Property and turn over all keys for the Premises to Landlord. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to (i) one hundred fifty percent (150%) of the Rent in effect as of the date of expiration or earlier termination for the first thirty (30) days of any such holdover, and (ii) two hundred percent (200%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination after the first thirty (30) days of any such holdover, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all consequential and other damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

                    ARTICLE 20 - LANDLORD'S RIGHT TO INSPECT

     Section 20.1 Landlord shall retain duplicate keys, cards, access codes or other access means to all doors of the Premises. Landlord shall have the right to enter the Premises at reasonable hours upon reasonable notice (or, in the event of an emergency, at any hour without notice) (a) to exhibit the same to present or prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last year of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease, (d) to clean or make repairs required of Landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and (f) to repair and service utility lines or other components of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

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                          ARTICLE 21 - SECURITY DEPOSIT

     Section 21.1 Upon execution of this Lease, Tenant shall, as security for the performance of Tenant's obligations under this Lease, deliver to Landlord the amount of one month's Base Rent.

                       ARTICLE 22 - INTENTIONALLY DELETED

                ARTICLE 23 - OBSERVANCE OF RULES AND REGULATIONS

     Section 23.1 Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.

                              ARTICLE 24 - NOTICES

     Section 24.1 All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be in writing and be deemed given, whether actually received or not, when dispatched for hand delivery (with signed receipts) to the other party, or on the first Business Day after dispatched for delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Section 24.1.

                           ARTICLE 25 - MISCELLANEOUS

     Section 25.1 PROFESSIONAL FEES. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

     Section 25.2 REIMBURSEMENTS. Wherever the Lease requires Tenant to reimburse or pay Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item or service. The cost may include a fifteen percent (15%) administrative fee. All such charges shall be payable upon demand as Additional Rent.

     Section 25.3 SEVERABILITY. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

     Section 25.4 NON-MERGER. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

     Section 25.5 LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

     Section 25.6 FORCE MAJEURE. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, weather, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

     Section 25.7 HEADINGS. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

     Section 25.8 SUCCESSORS AND ASSIGNS. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.8 shall be deemed to override Article 8.

     Section 25.9 LANDLORD'S REPRESENTATIONS. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

     Section 25.10 ENTIRE AGREEMENT; AMENDMENTS. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

     Section 25.11 TENANT'S AUTHORITY. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of Illinois and in good standing with the State of Illinois, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of Illinois, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

     Section 25.12 GOVERNING LAW. This Lease shall be governed by and construed under the laws of the State of Illinois. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Cook County, Illinois. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

     Section 25.13 TENANT'S USE OF NAME OF THE BUILDING. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing, of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

     Section 25.14 ANCIENT LIGHTS. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

     Section 25.15 CHANGES TO PROJECT BY LANDLORD. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name or address of the Building or the Project. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

     Section 25.16  TIME OF ESSENCE.  Time is of the essence of this Lease.

     Section 25.17 LANDLORD'S ACCEPTANCE OF LEASE. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

     Section 25.18 PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.1, Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     Section 25.19 FINANCIAL STATEMENTS. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     Section 25.20 ELECTRONIC PAYMENTS. At Landlord's option, all payments due under this Lease shall be made by electronic funds transfer to an account designated in writing by Landlord.

                       ARTICLE 26 - INTENTIONALLY DELETED

                         ARTICLE 27 - OTHER DEFINITIONS

     When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) "Business Days" shall mean Monday through Friday (except for Holidays); "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on Monday through Friday (except for Holidays); and "Holidays" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other buildings in the Woodridge area. (b) "Common Areas" shall mean those certain areas and facilities of the Building and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, vending areas, cafeterias, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas, conference centers, fitness centers and other similar facilities of the Building and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, pedestrianways, and generally all other improvements located on the Land, or which connect the Land to other buildings. (c) "Central" shall mean that portion of any Building system or component which is within the core and/or common to and/or serves or exists for the benefit of other tenants in the Building. (d) The words "day" or "days" shall refer to calendar days, except where "Business Days" are specified. (e) The words "herein," "hereof," "hereby," "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated. (f) The words "include" and "including" shall be construed as if followed by the phrase "without being limited to." (g) Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant" or words of like import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises. (h) A "repair" shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition. (i) The "termination of this Lease" and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term shall end at 11:59 p.m. on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease. (j) The "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease. (k) "Tenant" shall be deemed to include Tenant's successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant. (1) A "year" shall mean a calendar year.

                      ARTICLE 28 - WAIVER OF TRIAL BY JURY

     TENANT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LEASE, THE PREMISES, THE PROJECT, OR ANY ACTS OF LANDLORD OR TENANT IN CONNECTION THEREWITH.

     IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

                               LANDLORD:

                               FLAVIN VENTURES LLC, a Delaware limited liability company


                               By:        /s/ Michael T. Flavin
                                  ----------------------------------------------
                                  Name:   MICHAEL T. FLAVIN
                                       -----------------------------------------
                                  Title:  MEMBER
                                        ----------------------------------------


                               TENANT:

                               ADVANCED LIFE SCIENCES, INC., an Illinois corporation

                               By:        /s/ Suseelan R Pookote
                                  ----------------------------------------------
                                  Name:   Suseelan R Pookote
                                       -----------------------------------------
                                  Title:  Executive VP, Corp. Development
                                          --------------------------------------

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    EXHIBIT B

                                    THE LAND

                                    EXHIBIT C

                                  RENT SCHEDULE

 LEASE     BASE RENT PER      APPROX. BASE RENT      APPROX. BASE RENT      PERCENT
  YEAR         ANNUM             PER MONTH              PER SQ. FT.         INCREASE
 -----     -------------      -----------------      -----------------      --------
   1         $   210,000          $   17,500             $      14             3%
   2         $   216,300          $   18,025             $   14.42             3%
   3         $   222,789          $   18,566             $   14.85             3%
   4         $   231,700          $   19,308             $   15.45             4%
   5         $   240,968          $   20,081             $   16.06             4%

                                  RIDER NO. 1

                             RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

     2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

     3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel, except, however, Tenant may hang light pieces of artwork.

     4. The Premises shall not be used for conducting any barter, trade, peddling, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of- business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

     5. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

     6. Tenant shall not place a load upon any floor of the premises which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

     7. A tenant shall notify the building manager when safes, furniture or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her. A tenant shall be required to use protective coverings on walls, elevators and floors to prevent damage caused by the moving of such items.

     8.   Corridor doors, when not in use, shall be kept closed.

     9. All deliveries must be made via the service entrance and service elevators during normal business hours or as otherwise directed or scheduled by Landlord. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.

     10. Each tenant shall cooperate with building employees in keeping the premises neat and clean.

     11. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the building.

     12. Should a tenant require telegraphic, telephonic, anunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

     13. Tenants shall not make or permit any improper noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them.

     14. No equipment of any kind shall be operated on the premises that could in any way annoy any other tenant in the Building without written consent of Landlord.

     15. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

     16. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

     17. Tenants employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.

     18. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

     19. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

     20. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     21. Tenants shall not be allowed to install vending machines within the Premises without the consent of Landlord. Tenants shall not be allowed to prepare or cook food within the Premises other than employees of Tenants using a microwave or toaster oven installed in a kitchen or dining area approved by Landlord to heat meals for their own consumption.

     22. All locks and keys for entry doors and doors within the Premises shall be provided by Landlord, at Tenant's cost, except the initial entry doors locks and keys shall be at Landlord's cost.

     23. Landlord shall not be responsible for any loss or damage to any personalty items of Tenants or their employees.

     24. Tenant shall not at any time store any materials, including but not limited to, waste, products, vehicles, or equipment on the outside of the Building.

     25. Tenant shall not allow trucks being used for delivery to remain at the delivery dock beyond the time necessary for loading or unloading.

     26. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations not inconsistent with the express terms of the Lease as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which Rules and Regulations when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed.